Exhibit 4.2

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of June 26, 2019, by and among Lemonade, Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor” and collectively as the “Investors”, each of the stockholders listed on Schedule B hereto, each of whom is herein referred to as a “Key Holder” and collectively as the “Key Holders”).

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series Seed Preferred Stock, par value $0.00001 per share (the “Series Seed Preferred Stock”), Series A Preferred Stock, par value $0.00001 per share (the “Series A Preferred Stock”), Series B Preferred Stock, par value $0.00001 per shares (the “Series B Preferred Stock”), Series C Preferred Stock, par value $0.00001 per shares (the “Series C Preferred Stock”) and/or shares of Common Stock issued upon conversion thereof and possess registration rights, information rights, rights of first offer and other rights pursuant to an Amended and Restated Investors’ Rights Agreement dated as of March 12, 2018 by and among the Company, certain holders of Common Stock, par value $0.00001 per share (the “Common Stock”), and such Existing Investors (the “Prior Agreement”);

WHEREAS, the Prior Agreement may be amended, and any provision therein waived, with the consent of the Company and the holders of at least 60% of the outstanding Registrable Securities (as such term is defined in the Prior Agreement);

WHEREAS, the Existing Investors as holders of at least 60% of the outstanding Registrable Securities (as such term is defined in the Prior Agreement) of the Company desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, certain Investors are parties to the Series D Preferred Stock Purchase Agreement dated April 8, 2019 by and among the Company and certain of the Investors (the “Series D Agreement”), which provides that as a condition to the closing of the sale of the Series D Preferred Stock, par value $0.00001 per share (the “Series D Preferred Stock” and collectively with the Series Seed Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, the “Preferred Stock”), this Agreement must be executed and delivered by such Investors and Existing Investors holding 60% of the outstanding Registrable Securities (as such term is defined in the Prior Agreement) of the Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Existing Investors hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

1.                                      Registration Rights.

The Company covenants and agrees as follows:

1.1 Definitions.

For purposes of this Agreement:

(a)                                 The term “Act” means the Securities Act of 1933, as amended.

(b)                                 The term “Affiliate” means, with respect to any Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, officer, director or manager of such Person and any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such Person. For the avoidance of doubt, SoftBank Vision Fund L.P., a limited partnership formed under the laws of Jersey, SoftBank Group Corp. and all persons or entities controlling, controlled by or under common control with either SoftBank Vision Fund L.P. or SoftBank Group Corp. are Affiliates of each other. It is also clarified that GV 2016, L.P., GV 2019, L.P., Alphabet, Inc. and its subsidiaries are Affiliates of each other.

(c)                                  The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(d)                                 The term “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

(e)                                  The term “Holder” means any Person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof.

(f)                                   The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Act.

(g)                                  The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(h)                                 The term “Person” shall mean any individual, corporation, partnership, trust, limited liability company, association or other entity.

(i)                                     The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(j)                                    The term “Registrable Securities” means (i) the Common Stock issued to Investors or issuable upon conversion of the Preferred Stock, (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above, (iii) the Common Stock held by a Major Holder who is not a Key Holder, and (iv) the Common Stock held by the Key Holders; provided, however, that such Key Holders Registrable Securities shall not be deemed Registrable Securities and the Key Holders shall not be deemed Holders for the purposes of Sections 1.2, 1.4, 1.12, 2.1, 2.2, 2.4 and 3.7, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which his rights under this Section 1 are not assigned. In addition, the number of shares of Registrable Securities outstanding shall equal the aggregate of the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(k)                                 The term “Restated Certificate” shall mean the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

(l)                                     The term “Rule 144” shall mean Rule 144 under the Act.

(m)                             The term “Rule 144(b)(1)(i)” shall mean subsection (b)(1)(i) of Rule 144 under the Act as it applies to Persons who have held shares for more than one (1) year.

(n)                                 The term “Rule 405” shall mean Rule 405 under the Act.

(o)                                 The term “SEC” shall mean the Securities and Exchange Commission.

1.2                               Request for Registration

(a)                                 Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) six (6) months after the effective date of the Initial Offering, a written request from the Holders of a majority of the Registrable Securities then outstanding (for purposes of this Section 1.2, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $15,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders (including the Key Holders), and subject to the limitations of this Section 1.2, use all commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.2(a).

(b)                                 If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2, and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to those Initiating Holders holding a majority of the Registrable Securities held by all Initiating Holders). Notwithstanding any other provision of this

Section 1.2, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities, including Registrable Securities held by Key Holders, are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)                                  Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 1.2:

(i)                                     in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

(ii)                                  after the Company has effected two (2) registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective; or

(iii)                               during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or

(iv)                              if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or

(v)                                 if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board of Directors stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12) month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

1.3                               Company Registration.

(a)                                 If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than (i) a registration relating to a demand pursuant to Section 1.2 or (ii) a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.3(c), use all commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.

(b)                                 Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

(c)                                  Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other Persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities, including the Registrable Securities held by the Key Holders, have been first excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall the amount of securities of the selling Holders included in the offering be reduced below thirty-three percent (33%) of the total amount of securities included in such offering, unless such offering is the Initial Offering, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, members, retired partners and stockholders of such Holder, or the estates and family members of any such partners, members, and retired partners and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

1.4                               Form S-3 Registration.

In case the Company shall receive from the Holders of at least twenty percent (20%) of the Registrable Securities (for purposes of this Section 1.4, the “S-3 Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a)                                 promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders including the Key Holders; and

(b)                                 use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders and/or Key Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:

(i)                                     if Form S-3 is not available for such offering by the Holders;

(ii)                                  if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $10,000,000;

(iii)                               if the Company shall furnish to all Holders requesting a registration statement pursuant to this Section 1.4 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board of Directors stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the S-3 Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12) month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered);

(iv)                              if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 pursuant to this Section 1.4; or

(v)                                 in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)                                  If the S-3 Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.4(a). The provisions of Section 1.2(b) shall be applicable to such request (with the substitution of Section 1.4 for references to Section 1.2).

(d)                                 Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the S-3 Initiating Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Section 1.2.

1.5                               Obligations of the Company.

Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                 prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

(b)                                 prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c)                                  furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)                                 use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)                                  in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f)                                   notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, the Company will, as soon as reasonably practicable, file and furnish to all such Holders a supplement or amendment to such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(g)                                  cause all such Registrable Securities registered pursuant to this Section 1 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed; and

(h)                                 provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

Notwithstanding the provisions of this Section 1, the Company shall be entitled to postpone or suspend, for a reasonable period of time, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board of Directors of the Company:

(i)                                     materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board of Directors of the Company has authorized negotiations;

(ii)                                  materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(iii)                               require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or Affiliates).

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 1.5, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

1.6                               Information from Holder.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

1.7                               Expenses of Registration.

All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders (not to exceed $50,000) shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless, in the case of a registration requested under Section 1.2, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 and provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Sections 1.2 and 1.4.

1.8                               Delay of Registration.

No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9                               Indemnification.

In the event any Registrable Securities are included in a registration statement under this Section 1:

(a)                                 To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus, or Free Writing Prospectus contained therein or any amendments or supplements thereto, any issuer information (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling Person or other aforementioned Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, proceeding or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection l.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, proceeding or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, proceeding or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling Person or other aforementioned Person.

(b)                                 To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this subsection l.9(b) for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection 1.9(b) exceed the net proceeds from the offering received by such Holder.

(c)                                  Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) for which a party may be entitled to indemnification, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action or proceeding, if prejudicial to its ability to defend such action or proceeding, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.9 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

(d)                                 If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that (i) no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.9(b), shall exceed the net proceeds from the offering received by such Holder and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 1.9(d), when combined with the amounts paid or payable by such Holder pursuant to Section 1.9(b), exceed the proceeds from the offering received by such Holder (net of any expenses paid by such Holder). The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)                                   The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.

1.10                        Reports Under the 1934 Act.

With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)                                 make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;

(b)                                 file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c)                                  furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.11                        Assignment of Registration Rights.

The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (a) is an Affiliate, subsidiary, parent, partner, limited partner, retired partner, member or stockholder of a Holder, (b) is a Holder’s family member or trust for the benefit of an individual Holder, or (c) after such assignment or transfer, holds at least 100,000 shares of Registrable Securities (appropriately adjusted for any stock split, dividend, combination or other recapitalization), provided: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.13 below; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

1.12                        Limitations on Subsequent Registration Rights.

From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders holding 60% of the Registrable Securities then held by all Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 1.2, Section 1.3 or Section 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

1.13                        “Market Stand-Off” Agreement.

(a)                                 Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately prior to the effectiveness of the Registration Statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 1.13 shall apply only to the Company’s initial offering of equity securities and shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company’s Initial Offering are intended third-party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s Initial Offering that are consistent with this Section 1.13 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period. Notwithstanding the foregoing, if (i) during the last seventeen (17) days of the one hundred and eighty (180)-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (ii) prior to the expiration of the one hundred and eighty (180)-day restricted period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the one hundred eighty (180)-day period, the restrictions imposed by this Section 1.13 shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(b)                                 Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares or securities of every other Person subject to the restriction contained in this Section 1.13):

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

1.14                        Termination of Registration Rights.

No Holder shall be entitled to exercise any right provided for in this Section 1 (a) after four (4) years following the consummation of the Initial Offering, (b) as to any Holder, such earlier time after the Initial Offering at which such Holder (i) can sell all shares held by it in compliance with Rule 144(b)(1)(i) or (ii) holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities held by such Holder (together with any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144 or (c) after the consummation of a Liquidation Event, as that term is defined in the Restated Certificate.

2.                                      Covenants of the Company.

2.1                               Delivery of Financial Statements.

The Company shall deliver to each stockholder that holds at least 380,000 shares of Common Stock of the Company, on an as-converted basis (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like) (a “Major Holder”), provided that the Board of Directors has not reasonably determined that such Major Holder is a competitor of the Company (for the sake of clarity, (i) a Major Holder that is a venture capital fund or similar investment fund or entity shall not be deemed to be a competitor of the Company due to an investment in a portfolio company that is a competitor to the Company; (ii) each of GV 2016, L.P., and GV 2019, L.P. or any of their affiliated funds shall not be deemed to be a competitor solely as a result of any affiliation between such funds and Alphabet, Inc. (including any Affiliate of Alphabet, Inc.); (iii) Allianz Strategic Investments s.a.r.l. or any of its Affiliates shall not be deemed to be a competitor, (iv) Harel Insurance Company Ltd. or any of its Affiliates shall not be deemed to be a competitor and (v) SoftBank Group Capital Limited or any of its Affiliates shall not be deemed to be a competitor):

(a)                                 as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a statement of cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, United States dollar-denominated, prepared in accordance with United States generally accepted accounting principles (“GAAP”), audited by one of the “big four” accounting firms (the “CPA”) or any other accounting firm which may be deemed acceptable by the Investors, and accompanied by an opinion of such firm which opinion shall state that such balance sheet and statements of income and cash flow have been prepared in accordance with GAAP applied on a basis consistent with that of the preceding fiscal year, and present fairly and accurately the financial position of the Company as of their date, and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, unless waived by the Company’s board of directors, including a majority of the Preferred Directors (as defined in the Restated Certificate) (the “Preferred Director Approval”);

(b)                                 as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, all in reasonable detail, United States dollar-denominated and certified, by the chief financial officer (or if none, by the chief executive officer) of the Company, that such financial statements were prepared in accordance with GAAP applied on a basis consistent with that of preceding periods and, except as otherwise stated therein, fairly present the financial position of the Company as of their date subject to (x) there being no footnotes contained therein and (y) changes resulting from year-end audit adjustments, and all reviewed by the CPA, unless such CPA review is waived, in whole or in part, by the Company’s board of directors, including a Preferred Director Approval (as defined in the Restated Certificate);

(c)                                  upon request of the Major Holders holding at least one-third of all Preferred Stock then held by the Major Holders, internal monthly unaudited financial statements, compared against plan or monthly reports in a form agreed by the board of directors of the Company, with a Preferred Director Approval, within thirty (30) days following the end of each month, which reports shall include a business update and overview and an unaudited consolidated balance sheet and unaudited consolidated statements of (i) income and (ii) cash flows;

(d)                                 as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

(e)                                  upon request of a Major Holder, a detailed capitalization table of the Company, including a list of the Company’s outstanding convertible debt securities or other similar exercisable or exchangeable instruments (if any) and the terms thereof.

In addition, the Company shall deliver to each Major Holder such other information relating to the financial condition, business or corporate affairs of the Company as such Major Holder may from time to time request, including a detailed capitalization table of the Company’s stockholders, optionholders, warrantholders, convertible noteholders and holders of any other equity or convertible-into-equity securities, provided, however, that the Company shall not be obligated under this Section 2.1 to provide information that (i) it deems in good faith to be a trade secret or similar confidential information or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries. Notwithstanding anything else in this Section 2.1 to the contrary, the Company may cease providing the information set forth in this Section 2.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 2.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

2.2                               Inspection.

The Company shall permit each Major Holder, at such Major Holder’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Holder; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it deems in good faith to be a trade secret or similar confidential information, or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

2.3                               Termination of Information and Inspection Covenants.

The covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect upon the earlier to occur of (a) the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public, (b) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur or (c) the consummation of a Liquidation Event, as that term is defined in the Restated Certificate.

2.4                               Right of First Offer.

Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to each Major Holder, provided that the Board of Directors has not reasonably determined that such Major Holder is a competitor of the Company (for the sake of clarity, (i) a Major Holder that is a venture capital fund or similar investment fund or entity shall not be deemed to be a competitor of the Company due to an investment in a portfolio company that is a competitor to the Company; (ii) each of GV 2016, L.P. and GV 2019, L.P. or any of their affiliated funds shall not be deemed to be a competitor solely as a result of any affiliation between such funds and Alphabet, Inc. (including any Affiliate of Alphabet, Inc.); (iii) Allianz Strategic Investments s.a.r.l. or any of its Affiliates shall not be deemed to be a competitor, (iv) Harel Insurance Company Ltd. or any of its Affiliates shall not be deemed to be a competitor, (v) XL Innovate Partners, L.P. or any of its Affiliates shall not be deemed to be a competitor and (vi) SoftBank Group Capital Limited or any of its Affiliates shall not be deemed to be a competitor), a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, the term “Major Holder” includes any general partners and Affiliates of a Major Holder. A Major Holder shall be entitled to apportion the right of first offer hereby granted among itself and its partners and Affiliates in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Holder in accordance with the following provisions:

(a)                                 The Company shall deliver a notice in accordance with Section 3.5 (“Notice”) to the Major Holder stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms upon which it proposes to offer such Shares.

(b)                                 By written notification received by the Company within fifteen (15) calendar days after the giving of Notice, each Major Holder may elect to purchase, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock that are Registrable Securities issued and held by such Major Holder (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding). The Company shall promptly, in writing, inform each Major Holder that elects to purchase all the shares available to it (a “Fully-Exercising Holder”) of any other Major Holder’s failure to do likewise. During the ten (10) day period commencing after such information is given, each Fully-Exercising Holder may elect to purchase that portion of the Shares for which Major Holders were entitled to subscribe, but which were not subscribed for by the Major Holders, that is equal to the proportion that the number of shares of Registrable Securities issued and held by such Fully-Exercising Holder bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by all Fully-Exercising Holders who wish to purchase some of the unsubscribed shares.

(c)                                  If all Shares that Major Holders are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any Person or Persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Holders in accordance herewith.

(d)                                 The right of first offer in this Section 2.4 shall not be applicable to (i) Exempted Securities (as defined in Section 4(d)(ii) of Article IV(B) of the Restated Certificate), and (ii) the issuance of securities pursuant to an underwritten public offering of shares of Common Stock registered under the Act. In addition to the foregoing, the right of first offer in this Section 2.4 shall not be applicable with respect to any Major Holder in any subsequent offering of Shares if (i) at the time of such offering, the Major Holder is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act and (ii) such offering of Shares is otherwise being offered only to accredited investors.

(e)                                  The rights provided in this Section 2.4 may not be assigned or transferred by any Major Holder; provided, however, that a Major Holder that is (i) XL Innovate Fund, L.P., or (ii) a venture capital fund or similar investment fund or entity may assign or transfer such rights to its Affiliates.

(f)                                   The covenants set forth in this Section 2.4 shall terminate and be of no further force or effect upon the consummation of (i) a Qualified Public Offering (as defined in Section 4(b) of Article IV(B) of the Restated Certificate) or (ii) a Liquidation Event, as that term is defined in the Restated Certificate.

2.5                               Proprietary Information and Inventions Agreements.

The Company shall require all employees and consultants with access to confidential information to execute and deliver a Proprietary Information and Inventions Agreement in substantially the form approved by the Company’s Board of Directors or a consulting agreement containing substantially similar proprietary rights assignment and confidentiality provisions.

2.6                               Employee Agreements.

Unless approved by the Board of Directors of the Company (including the Preferred Director Approval), all future employees of or consultants to the Company who shall purchase, or receive options to purchase, shares of Common Stock following the date hereof shall be required to execute stock purchase or option agreements providing for (a) vesting of shares over a four (4) year period with the first twenty five percent (25%) of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal monthly installments over the following thirty six (36) months thereafter and (b) a one hundred and eighty (180)-day lockup period (plus an additional period of up to eighteen (18) days) in connection with the Company’s initial public offering. The Company shall retain a right of first refusal on transfers until the Company’s initial public offering and the right to repurchase unvested shares at cost. The Company shall not provide for the acceleration of vesting, or agree to provide acceleration of vesting, with respect to any shares of Common Stock, or options to purchase shares of Common Stock, unless such acceleration of vesting is approved by the Board of Directors (including the Preferred Director Approval). Unless approved by the Board of Directors of the Company (including the Preferred Director Approval), Company shall not enter into any agreement with any employee or potential employee of the Company regarding employment other than “at will” or any obligation on the part of the Company to pay severance other than as is required by applicable law.

2.7                               Board Matters.

(A)                               The Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Board of Directors, including a Preferred Director Approval:

(a)                                 approve the annual budget and operating plan of the Company or approve any material deviation therefrom;

(b)                                 create or register a pledge or other security interest over any material asset of the Company or any of its subsidiaries;

(c)                                  hire, terminate, or change the compensation of any executive officers or any member of the senior management team of the Company or any subsidiary, including approving any option grants or stock awards to executive officers of the Company or any subsidiary;

(d)                                 make, or permit the Company or any subsidiary to make, any loan or advance to any person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors; or

(e)                                  permit the payment of the exercise price of any option to purchase shares of Common Stock or otherwise permit the payment of the purchase price of any shares of Common Stock by way of issuance of a promissory note (an “Equity Purchase Note”), modify any term or condition of any Equity Purchase Note, or forgive or cancel any indebtedness outstanding under any Equity Purchase Note.

(B)                               The Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Board of Directors, which approval shall include the approval of the Series C Director (as defined in the Restated Certificate):

(a)                                 make any material change to the principal business of the Company or any of its subsidiaries;

(b)                                 effect any redemption, purchase or other form of acquisition of (or paying into or setting aside for a sinking fund for such purpose) any shares of capital stock (other than at the lower of cost or fair market value from service providers upon termination of service pursuant to contractual rights of repurchase); or

(c)                                  pay or declare any dividend or other distributions on shares of capital stock of the Company.

(C)                               The Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Board of Directors, which approval must include a Preferred

Director Approval) issue, cause or permit the issuance of any share or other securities of any subsidiary of the Company (other than to the Company or to a wholly owned subsidiary of the Company).

(D)                               The Company shall reimburse the Company’s directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors.

(E)                                It is hereby agreed that the Company’s Board of Directors shall meet at least on a quarterly basis.

2.8                               Indemnification Matters.

The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board of Directors by the Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their Affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Restated Certificate or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.

2.9                               Confidentiality.

Each Investor and Major Holder agrees, severally and not jointly, to use the same degree of care as such Investor uses to protect its own confidential information for any information obtained pursuant to Section 2.1 or Section 2.2 hereof and such Investor or Major Holder acknowledges that it will not, unless otherwise required by law or the rules of any national securities exchange, association or marketplace, disclose such information without the prior written consent of the Company except such information that (a) was in the public domain prior to the time it was furnished to such Investor, (b) is or becomes (through no willful improper action or inaction by such Investor) generally available to the public, (c) was in its possession or known by such Investor without restriction prior to receipt from the Company, (d) was rightfully disclosed to such Investor by a third party without restriction or (e) was independently developed without any use of the Company’s confidential information. Notwithstanding the foregoing, each Investor or Major

Holder that is a limited partnership or limited liability company may disclose such proprietary or confidential information to any former partners or members who retained an economic interest in such Investor, current or prospective partner of the partnership or any subsequent partnership under common investment management, limited partner, general partner, member or management company of such Investor (or any employee or representative of any of the foregoing) (each of the foregoing Persons, a “Permitted Disclosee”), if such Permitted Disclosee agrees to be bound by the provisions of this Section 2.9 or is bound pursuant to substantially similar confidentiality obligations, or legal counsel and accountants of such Investor or Major Holder. Furthermore, nothing contained herein shall prevent any Investor or any Permitted Disclosee from (i) entering into any business, entering into any agreement with a third party, or investing in or engaging in investment discussions with any other company (whether or not competitive with the Company), provided that such Investor, Major Holder or Permitted Disclosee does not, except as permitted in accordance with this Section 2.9, disclose or otherwise make use of any proprietary or confidential information of the Company in connection with such activities, or (ii) making any disclosures required by law, rule, regulation or court or other governmental order.

2.10                        Foreign Corrupt Practices Act

The Company represents that it shall not and shall not permit any of its subsidiaries or Affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any non-U.S. official, in each case, in violation of the U.S. Foreign Corrupt Practices Act (the “FCPA”), the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall and shall cause each of its subsidiaries and Affiliates to cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or Affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall and shall cause each of its subsidiaries and Affiliates to maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law.

2.11                        Use of Name.

The Company shall not and shall cause its subsidiaries not to use the name of an Investor (or the name of any Affiliate of an Investor) in any press release, published notice or other publication relating to such Investor’s investment in the Company without the prior written consent of such Investor. For the avoidance of doubt, the Company may advise its tax, legal or other professional advisors, other investors and prospective investors of the fact of such Investor’s investment in the Company, provided that such persons are obligated to keep such information confidential, and may make any other disclosure regarding such Investor’s investment in the Company required by law or legal process.

2.12                        Termination of Certain Covenants

The covenants set forth in Sections 2.5, 2.6, and 2.7 shall terminate and be of no further force or effect upon the consummation of (a) the Initial Offering or (b) a Liquidation Event, as that term is defined in the Restated Certificate.

2.13                        Right to Conduct Activities.

The Company hereby agrees and acknowledges that certain of the Investors and their Affiliates are professional investment funds or make investments similar in nature to that contemplated by the Series D Agreement (“Fund Investors”), and as such invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, no such Fund Investor shall be liable to the Company for any claim arising out of, or based upon, (i) the investment by such Fund Investor in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of such Fund Investor to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any Fund Investors from liability associated with the breach of Section 2.9, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company. For the avoidance of doubt, the Company agrees that SoftBank Group Capital Limited, GV 2016, L.P., GV 2019, L.P., Allianz Strategic Investments s.a.r.l., XL Innovate Partners, L.P. and Harel Insurance Company Ltd. are Fund Investors.

2.14                        Real Property Holding Corporation.

If at any time the Company determines that it is a “United States real property holding corporation” as defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (a “USRPHC”), it shall promptly inform each Major Holder in writing of such determination. In addition, upon a Major Holder’s request, the Company shall promptly determine whether or not it is a USRPHC and shall promptly inform such Major Holder in writing of such determination.

3.                                      Miscellaneous.

3.1                               Successors and Assigns.

Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2                               Governing Law.

This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

3.3                               Counterparts; Facsimile.

This Agreement may be executed and delivered by facsimile or electronic signature and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.

3.4                               Titles and Subtitles.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5                               Notices.

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given upon the earlier to occur of actual receipt or: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 3.5).

3.6                               Expenses.

If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7                               Entire Agreement; Amendments and Waivers.

Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement (other than Section 2.1, Section 2.2, Section 2.3, Section 2.4 and Section 2.7(B)) may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investors holding at least sixty percent (60%) of the Registrable Securities held by the Investors; provided, that if such amendment or waiver disproportionately and materially adversely affects any Major Holder or holder of Preferred Stock, then the consent of such holder shall also be required. The provisions of Section 2.1, Section 2.2, Section 2.3 and Section 2.4 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Major Investors holding at least sixty percent (60%) of the Registrable Securities that are held by all of the Major Investors (excluding the Key Holders); provided, however, that the definition of “Major Holder” in Section 2.1 may be amended only with the consent of the Company, the Major Investors holding at least sixty percent (60%) of the Registrable Securities that are held by all of the Major Investors and the Key Holders and provided, further if such amendment to the definition of “Major Holder” or “Major Investor” results in any Major Holder or Major Investor no longer being considered a “Major Holder” or a “Major Investor,” then the consent of such Major Holder or Major Investor shall also be required; provided, however, that in the event that the right of first offer set forth in Section 2.4 is waived with respect to the issuance of any Shares and any Major Holder participates in such financing, then all other Major Holders shall have the right to purchase their pro rata portion of the new issuance of equity securities sold in such financing (based on the level of participation of the Major Holder purchasing the largest portion of such Major Holder’s pro rata share) unless waived or consented to by such Major Holder. If any such amendment or waiver disproportionately and materially adversely affects any Major Holder or holder or series of Preferred Stock, then the consent of such Major Holder or such holder or the holders of a majority of such series of Preferred Stock shall also be required. For the purposes of this Section 3.7, the term “Major Investor” shall mean any Investor who holds at least 380,000 shares of Common Stock of the Company, on an as-converted basis (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like). The provisions of Section 2.7(B) may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and holders of a majority of the Common Stock issued or issuable upon conversion of Series C Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities and the Company. Further, in the event that any amendment or waiver under this Section 3.7 adversely affects the obligations or rights of the Key Holders in a different manner than the other Holders, such amendment or waiver shall also require the written consent of the Key Holders holding at least a majority of the Registrable Securities held by the Key Holders.

3.8                               Severability.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

3.9                               Aggregation of Stock.

All shares of Registrable Securities held or acquired by affiliated entities (including affiliated venture capital funds or venture capital funds under common investment management) or Persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.10                        Amendment and Restatement of Prior Agreement. The Prior Agreement is hereby amended in its entirety and restated as provided herein. All provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect, including, without limitation, all rights pursuant to Section 2.4 of the Prior Agreement to notice of or the right to participate in the offer and sale of shares of Series D Preferred Stock pursuant to the Series D Agreement.

3.11                        Additional Investors. Notwithstanding anything to the contrary contained herein, if following the date hereof the Company issues additional shares of Series D Preferred Stock pursuant to the Series D Agreement, any purchaser of such Series D Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY

By:	/s/ Daniel Schreiber
Name:	Daniel Schreiber
Title:	Chief Executive Officer

Notice Address:
[ ]

SIGNATURE PAGE TO A&R INVESTORS’ RIGHTS AGREEMENT FOR LEMONADE, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

ALEPH, L.P.

By:	Aleph Equity Partners, L.P.
Its general partner
By:	Aleph EP, Ltd.
Its general partner

By:	/s/ Michael Eisenberg
Director

ALEPH-ALEPH, L.P.

By:	Aleph Equity Partners, L.P.
Its general partner
By:	Aleph EP, Ltd.
Its general partner

By:	/s/ Michael Eisenberg
Director

Notice Address:
[ ]

SIGNATURE PAGE TO A&R INVESTORS’ RIGHTS AGREEMENT FOR LEMONADE, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

SEQUOIA CAPITAL ISRAEL VENTURE V HOLDINGS L.P.

By:	SC Israel Venture V Management, L.P.
Its general partner
By:	SC Israel Venture V (TTGP), Ltd.
Its general partner

By:	/s/ Haim Sadger
Managing Director

Notice Address:
[ ]

SIGNATURE PAGE TO A&R INVESTORS’ RIGHTS AGREEMENT FOR LEMONADE, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

XL INNOVATE FUND, L.P.

By:	/s/ G. Thompson Hutton
Name:	G. Thompson Hutton
Title:	Director

Notice Address:
[ ]

SIGNATURE PAGE TO A&R INVESTORS’ RIGHTS AGREEMENT FOR LEMONADE, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

GENERAL CATALYST GROUP VIII, L.P.

By:	General Catalyst Partners VIII, L.P.
its General Partner
By:	General Catalyst GP VIII, LLC
its General Partner

By:	/s/ Chris McCain
Name:	Chris McCain
Title:	Chief Legal Officer

GENERAL CATALYST GROUP VIII SUPPLEMENTAL, L.P.

By:	General Catalyst Partners VIII, L.P.
its General Partner
By:	General Catalyst GP VIII, LLC
its General Partner

By:	/s/ Chris McCain
Name:	Chris McCain
Title:	Chief Legal officer

Notice Address:
[ ]

SIGNATURE PAGE TO A&R INVESTORS’ RIGHTS AGREEMENT FOR LEMONADE, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

THRIVE CAPITAL PARTNERS V, L.P.

By:	THRIVE PARTNERS V GP, LLC,
its general partner

By:	/s/ Joshua Kushner

Name:
Title:

CLAREMOUNT V ASSOCIATES, L.P.

By:	THRIVE PARTNERS V GP, LLC,
its general partner

By:	/s/ Joshua Kushner

Name:
Title:

Notice Address:
[ ]

Email:
[ ]

SIGNATURE PAGE TO A&R INVESTORS’ RIGHTS AGREEMENT FOR LEMONADE, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

GV 2016, L.P.

By:	GV 2016 GP, L.P., its General Partner
By:	GV 2016 GP, L.L.C, its General Partner

By:	/s/ Daphne M. Chang

Name:	Daphne M. Chang
Title:	Authorized Signatory

GV2019, L.P.

By:	GV 2019 GP, L.P., its General Partner
By:	GV 2019 GP, L.L.C., its General Partner

By:	/s/ Daphne M. Chang

Name:	Daphne M. Chang
Title:	Authorized Signatory

Notice Address:
[ ]

SIGNATURE PAGE TO A&R INVESTORS’ RIGHTS AGREEMENT FOR LEMONADE, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

TUSK VENTURE PARTNERS I, L.P.

By:
Name:
Title:

TUSK VENTURES, LLC

By:
Name:
Title:

TUSK VENTURES L SPV, L.P.

By:
Name:
Title:

TUSK VENTURES LEMONADE SPV II, LLC

By:
Name:
Title:

Notice Address:

Email:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

ALLIANZ STRATEGIC INVESTMENTS S.A.R.L

By:	/s/ Lars Junkermann	/s/ Alain Schaedgen
Name:	Lars Junkermann	Alain Schaedgen
Titles	Manager	Manager

Notice Address:
[ ]

SIGNATURE PAGE TO A&R INVESTORS’ RIGHTS AGREEMENT FOR LEMONADE, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

SOUND VENTURES II, LLC

By:
Name:
Title:

Notice Address:

Email:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

ALEXA VON TOBEL

Notice Address:
[ ]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

ANNOX CAPITAL, LLC

By:
Name:
Title:

Notice Address:

Email:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

ELEVATOR VENTURES HOLDINGS LTD.

By:
Name:
Title:

Notice Address:

Email:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

MSR GLOBAL LIMITED

By:
Name:
Title:

Notice Address:

Email:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

LEMONADE 2019-I, LLC

By:	/s/ Yan Piskunov

Name: Yan Piskunov

Title: Manager of Lemonade 34, LLC – the First Manager of Lemonade 2019-I, LLC

By:

Name:

Title: Director of Dream Ventures Ltd. – the Director of Gem Limited – the Second Managers of Lemonade 2019-I, LLC

Notice Address:
[ ]

LEMONADE 2019-II, LLC

By:	/s/ Yan Piskunov

Name: Yan Piskunov

Title: Manager of Lemonade 35, LLC – the Manager of Lemonade 2019-II, LLC

Notice Address:
[ ]

SIGNATURE PAGE TO A&R INVESTORS’ RIGHTS AGREEMENT FOR LEMONADE, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

ORIT WININGER

/s/ Orit Wininger

Notice Address:
[ ]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

SHLOMO SCHINDELHEIM

/s/ Shlomo Schindelheim

Notice Address:
[ ]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

SOFTBANK GROUP CAPITAL LIMITED

By:	/s/ Robert Townsend
Name:	Robert Townsend
Title:	Director

Notice Address:

[ ]

SIGNATURE PAGE TO A&R INVESTORS’ RIGHTS AGREEMENT FOR LEMONADE, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

PUCCINI INVESTMENTS HOLDINGS LIMITED

By:
Name:
Title:

Notice Address:

Email:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

HAREL INSURANCE COMPANY LTD. (PARTICIPATING FUNDS)

By:	/s/ Shmuel Babecov
Name:	Shmuel Babecov
Title:	Chief Investment Officer

HAREL INSURANCE COMPANY LTD. (NOSTRO)

By:	/s/ Shmuel Babecov
Name:	Shmuel Babecov
Title:	Chief Investment Officer

TZAVA HAKEVA SAVING FUNDS — PROVIDENT FUNDS MANAGEMENT COMPANY LTD. (ON BEHALF OF TZVA HAKEVA SAVINGS FUND)

By:	/s/ Shmuel Babecov
Name:	Shmuel Babecov
Title:	Chief Investment Officer

LEATID PENSION FUNDS MANAGEMENT COMPANY LTD. (ON BEHALF OF ATIDIT PENSION FUND)

By:	/s/ Shmuel Babecov
Name:	Shmuel Babecov
Title:	Chief Investment Officer

Notice Address:
[ ]

SIGNATURE PAGE TO A&R INVESTORS’ RIGHTS AGREEMENT FOR LEMONADE, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

HAREL PENSION AND PROVIDENT LTD. (ON BEHALF OF HAREL PENSION)

By:	/s/ Shmuel Babecov
Name:	Shmuel Babecov
Title:	Chief Investment Officer

HAREL PENSION AND PROVIDENT LTD. (ON BEHALF OF HAREL PROVIDENT FUND)

By:	/s/ Shmuel Babecov
Name:	Shmuel Babecov
Title:	Chief Investment Officer

HAREL PENSION AND PROVIDENT LTD. (ON BEHALF OF HAREL GENERAL PLAN)

By:	/s/ Shmuel Babecov
Name:	Shmuel Babecov
Title:	Chief Investment Officer

Notice Address:
[ ]

SIGNATURE PAGE TO A&R INVESTORS’ RIGHTS AGREEMENT FOR LEMONADE, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

HAREL PENSION AND PROVIDENT LTD. (ON BEHALF HAREL STUDY FUND)

By:	/s/ Shmuel Babecov
Name:	Shmuel Babecov
Title:	Chief Investment Officer

HAREL PENSION AND PROVIDENT LTD. (ON BEHALF OF HAREL PROVIDENT INVESTMENT)

By:	/s/ Shmuel Babecov
Name:	Shmuel Babecov
Title:	Chief Investment Officer

HAREL PENSION AND PROVTOENT LTD. (ON BEHALF OF HAREL PROVIDENT INVESTMENT OR CHILDREN)

By:	/s/ Shmuel Babecov
Name:	Shmuel Babecov
Title:	Chief Investment Officer

Notice Address:
[ ]

SIGNATURE PAGE TO A&R INVESTORS’ RIGHTS AGREEMENT FOR LEMONADE, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

OURCROWD (INVESTMENT IN LEMON), L.P.

By:

its general partner OurCrowd Israel General Partner, L.P. on behalf of its General Partner, OurCrowd International General Partner, LP., on behalf of its general partner OurCrowd General Partner Limited

By:	/s/ Josh Wolff (May 1, 2019)	/s/ Cali Chill (May 1, 2019)
Name:	Josh Wolff	Cali Chill
Title:	SVP	SVP, General Counsel & Corporate Secretary

OURCROWD INTERNATIONAL INVESTMENT III, L.P.

By:

its general partner OurCrowd Israel General Partner, L.P. on behalf of its General Partner, OurCrowd International General Partner, LP., on behalf of its general partner OurCrowd General Partner Limited

By:	/s/ Josh Wolff (May 1, 2019)	/s/ Cali Chill (May 1, 2019)
Name:	Josh Wolff	Cali Chill
Title:	SVP	SVP, General Counsel & Corporate Secretary

OURCROWD 50 L.P.

By:

its general partner OurCrowd Israel General Partner, L.P. on behalf of its General Partner, OurCrowd International General Partner, LP., on behalf of its general partner OurCrowd General Partner Limited

By:	/s/ Josh Wolff (May 1, 2019)	/s/ Cali Chill (May 1, 2019)
Name:	Josh Wolff	Cali Chill
Title:	SVP	SVP, General Counsel & Corporate Secretary

Notice Address:
[ ]

SIGNATURE PAGE TO A&R INVESTORS’ RIGHTS AGREEMENT FOR LEMONADE, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

KEY HOLDERS:

DANIEL SHREIBER

/s/ Daniel Shreiber
Notice Address:
[ ]

SHAI WININGER

/s/ Shai Winimger
Notice Address:
[ ]

SIGNATURE PAGE TO A&R INVESTORS’ RIGHTS AGREEMENT FOR LEMONADE, INC.

SCHEDULE A

SCHEDULE OF INVESTORS

Aleph, L.P.

Aleph-Aleph, L.P.

Sequoia Capital Israel Venture V Holdings, L.P.

XL Innovate Fund, L.P.

General Catalyst Group VIII, L.P.

General Catalyst Group VIII Supplemental, L.P.

Thrive Capital Partners V, L.P.

Claremount V Associates, L.P.

GV 2016, L.P.

GV 2019, L.P.

Tusk Venture Partners I LP

Tusk Ventures L SPV LP

Tusk Ventures LLC

Tusk Ventures Lemonade SPV II LLC

Sound Ventures II, LLC

Alexa von Tobel

Annox Capital, LLC (Delaware LLC)

Elevator Ventures Holdings Ltd.

MSR Global Limited

Orit Wininger

Shlomo Schindelheim

Allianz Strategic Investments s.a.r.l.

SoftBank Group Capital Limited

Puccini Holdings Investments Limited

OurCrowd (Investment in Lemon), L.P.

OurCrowd International Investment III, L.P.

OurCrowd 50, L.P.

Harel Insurance Company Ltd.

Harel Pension and Provident Ltd.

Tzava Hakeva Saving Funds — Provident Funds Management Company Ltd.

Leatid Pension Funds Management Company Ltd.

Lemonade 2019-I, LLC

Lemonade 2019-II, LLC

SCHEDULE B

SCHEDULE OF KEY HOLDERS

Daniel Schreiber

Shai Wininger